                                                                   EXHIBIT 10.11
                             CLICK COMMERCE, INC.
                            STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT, is made as of April 1, 2000 (the "Grant
                                                -------------
Date") between Click Commerce, Inc., a Delaware corporation (the "Company"), and

Les Shroyer (the "Optionee").
-----------

                                 W I T N E S S E T H:

     WHEREAS, the Company desires to provide the Optionee with the opportunity to purchase shares of its common stock, $.001 par value per share (the "Common Stock"), in accordance with the terms of the Click Commerce, Inc. Stock Option Plan (the "Plan"):

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto mutually covenant and agree as follows:

     1.  Grant of Option.  The Company hereby grants to the Optionee an option
         ---------------
(the "Option") to purchase all or any part of an aggregate of 10,000 shares of Common Stock on the terms and conditions hereinafter set forth. The Option is not intended to qualify as an "Incentive Stock Option" within the meaning of
Section 422(b) of the Internal Revenue Code ("code").

     2.  Purchase Price.  The per share purchase price of the shares of Common
         --------------
Stock issuable upon exercise of the Option shall be $5.25.

     3.  Term.  Except as provided in Section 6, the term of the Option shall be
         ----
for a period of ten (10) years from the Grant Date.

     4.  Vesting.
         -------

     (a) Subject to the forfeiture provisions of Section 6, the Optionee shall become vested in one-tenth (1/10th) the Option granted hereunder as of the last day of each month in which the Optionee continues to provide services to the Company as a consultant.

     (b) Notwithstanding anything contained in the Plan to the contrary, upon a Change of Control (as defined in the Plan), the Option shall continue to vest according to the vesting schedule set forth in paragraph (a), and no acceleration of vesting shall occur in the option. In the event of a merger or consolidation of the Company constituting a Change of Control, in connection with such transaction the Company may exchange the Option for options to acquire shares of capital stock of the successor company pursuant to such merger or consolidation on a basis consistent with the merger consideration paid to stockholders of the Company.

     5.  Exercise. Subject to the forfeiture provisions of Section 6, the
         --------
Optionee shall be entitled to exercise the Option (i) to the extent vested, in the event the Company files a registration statement with the Securities and Exchange Commission with respect to an offering of securities by the Company that would qualify as a "Qualified IPO" (as defined below), or (ii) to the extent vested, in the event of a Change in Control within the meaning of Section 6 of the Plan. The determination of a Qualified IPO or a Change in Control shall be made by the "Committee" (as defined in Section 4 of the Plan) in accordance with the terms of the Plan. Notwithstanding the foregoing, the Option shall not be exercisable after the expiration date of the Option. A "Qualified IPO" shall mean the first sale of shares of Common Stock pursuant to an underwritten public offering of shares of Common Stock registered under the Securities Act of 1933 as amended, provided that following consummation of such offering, either (A) at least 20% of the shares of Common Stock are held other than by individuals who are officers or directors of the Company or persons or entities who are stockholders of the Company as of June 1, 1997, or (B) the gross proceeds received by the Company in connection with such offering equal or exceed $20,000,000.

     6.  Termination of Option on Certain Events.  The Option term and the
         ---------------------------------------
Optionee's rights hereunder shall terminate on the date of Optionee's service as a consultant with the Company is terminated ("Termination Date"), subject to the following:

     (a) Death or Permanent Disability.  If Optionee's services as a consultant
         -----------------------------
are terminated by the Company due to Optionee's death or "permanent disability" (as hereinafter defined), the Optionee shall forfeit any right to purchase shares of Common Stock under the Option to the extent not vested as of the date of termination of employment. The Option, to the extent vested, may thereafter be exercised by the Optionee or Optionee's executor, administrator or other personal or legal representative, as applicable for a period of 90 days following Optionee's termination. "Permanent disability" shall mean that the Committee has determined that the Optionee is unable to perform the Optionee's customary duties by reason of illness or other physical or mental incapacity or disability, and such condition or disability continues or is reasonably expected to continue for life and for such reason the Optionee's services have been terminated.

     (b) Involuntary Termination Other Than For Cause.  In the event of the
         --------------------------------------------
Optionee's services are terminated without "cause" (as defined below), the Optionee shall forfeit any nonvested right to purchase shares of Common Stock under the Option as of the date of termination of employment. The Option, to the extent vested, may thereafter be exercised by the Optionee or, if the Optionee dies during the remainder of the Option's term, by the Optionee's executor, administrator or other personal or legal representative, as applicable for a period of 90 days following Optionee's termination.

     (c) Voluntary Termination and Termination for Cause.  All of Optionee's
         -----------------------------------------------
rights hereunder shall terminate upon the Optionee's voluntary termination of services or the Company's written or oral notice to the Optionee that the Optionee's services are being terminated for "cause" (as hereinafter defined), and all rights to purchase shares of Common Stock under the Option (whether or not vested according to the schedule of Section 4) shall be forfeited. The Company shall have "cause" to terminate Optionee's services on the basis of (i) Optionee's willful misconduct or gross negligence in connection with the performance of Optionee's responsibilities and duties for the Company, (ii) an act by Optionee of fraud, misappropriation or dishonesty that results in or is intended to result in Optionee's personal enrichment at the expense of the Company or any of its customers, vendors or suppliers, (iii) Optionee's commission of any act that constitutes a felony, (iv) Optionee's commission of any other crime or offense that involves the property, business relationships or employees of the Company, or (v) the breach by Optionee of any obligation of confidentiality under any written agreement with the Company or any obligation to the Company imposed or imputed by applicable law.

     7.  Nontransferability.  The Option shall not be transferable otherwise
         ------------------
than by will or the laws of descent and distribution to the extent provided in
Section 5 and 6, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee. Without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process, and any attempt to do so shall be void.

     8.  Method of Exercising Option.
         ---------------------------

     (a) Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice by registered or certified mail, return receipt requested, addressed to the Company at its offices at the address for notices set forth in Section 10. Such notice shall state that the Option is being exercised thereby and the number of shares of Common Stock in respect of which it is being exercised. It shall be signed by the person or persons so exercising the Option and shall be accompanied by payment in full of the Option price for such shares of Common Stock (i) in cash, (ii) in shares of Common Stock held by the Optionee for a period of six months to be valued at the Fair Market Value (as defined in Section 6(b) of the Plan) thereof on the date of such exercise, (iii) with a combination of the foregoing, or (iv) by other means authorized by the Committee. If the tender of shares of Common Stock as payment of the Option price would result in the issuance of fractional shares of Common Stock, the Company shall instead return the balance in cash or by check to the Optionee. If the Option is exercised by any person or persons other than the Optionee under Section 6(a), the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. The Company shall issue, in the name of the person or persons exercising the Option, and deliver a certificate or certificates representing such shares as soon as practicable after notice and payment shall be received.

     (b) The Option may be exercised in accordance with Section 5 and the terms of the Plan with respect to any whole number of shares included therein, but in no event may an Option be exercised as to less than one hundred (100) shares at any one time, or the remaining shares covered by the Option if less than two hundred (200).

     (c) The Optionee shall have no rights of a stockholder with respect to shares of Common Stock to be acquired by the exercise of the Option until the date of issuance of a certificate or certificates representing such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued. All shares of Common Stock purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

     (d) If at any time the Company is required to withhold tax on ordinary income recognized by the Optionee with respect to the shares received under the Option, the amount required to be withheld shall be provided to the Company by the Optionee. Such amount shall be paid in due course by the Company to the applicable taxing authorities as income taxes withheld.

     9.  General.  The Company shall during the term of the Option reserve and
         -------
keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue taxes, if any, with respect to the issuance of shares of Common Stock hereunder and all other fees and expenses necessarily incurred by the Company in connection herewith, and shall, from time to time, use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable hereto.

     10. Notices.  Each notice relating to this Agreement shall be in writing
         -------
and shall be sufficiently given if sent by registered or certified mail, or by nationally recognized overnight delivery service, postage or charges prepaid, to the address as hereinafter provided. Any such notice or communication given by mail shall be deemed to have been given two business days after the date so mailed, and such notice or communication given by overnight delivery service shall be deemed to have been given one business day after the date so sent. Each notice to the Company shall be addressed to it at its offices at 919 North Michigan Avenue, 37th Floor, Chicago, Illinois 60611 (Attention: Rebecca Maskey). Each notice to the Optionee or other person or persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or persons at the Optionee's last known address.

     11. Incorporation of the Plan.  Notwithstanding the terms and conditions
         -------------------------
contained herein, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. A copy of the Plan has been delivered to the Optionee and is hereby incorporated by reference. In the event of any discrepancy or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall control.

     12. Continuance of Involvement with the Company.  The granting of the
         -------------------------------------------
Option is in consideration of the Optionee's continuing as a consultant to the Company or any subsidiary; provided, that nothing in this Agreement shall confer upon the Optionee the right to continue a consultant to the Company or in the employ of the Company or any subsidiary or affect the right of the Company or any subsidiary to terminate the Optionee's consulting arrangement or employment at any time in the sole discretion of the Company or any subsidiary, with or without cause.

     13. Interpretation.  The interpretation and construction of any terms or
         --------------
conditions of the Plan, or of this Agreement or other matters related to the Plan by the Committee shall be final and conclusive.

     14. Enforceability.  This Agreement shall be binding upon the Optionee and
         --------------
such Optionee estate, personal representative and beneficiaries.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and the Optionee has executed this Agreement all as of the day and year first above written.

                                       CLICK COMMERCE, INC.

                                       By: /s/ Becky Maskey
                                           ------------------------------
                                       Its:  CFO
                                           ------------------------------

                                       OPTIONEE:

                                           /s/ Les Shroyer
                                           ------------------------------
                                                     Les Shroyer